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                                                                    EXHIBIT 23.6



                        CONSENT OF CROWELL, WEEDON & CO.


          We consent to the reference to our firm under the caption, "The Merger
- Background of the Merger" included in the Proxy Statement/Information Statement of Keystone Automotive Industries, Inc. and North Star Plating
Company that is made a part of the Registration Statement on Form S-4 (File No. 333-18663) and Prospectus of Keystone Automotive Industries, Inc. for the registration of 2,450,000 shares of its Common Stock.

                                   /s/ CROWELL WEEDON & CO.

Los Angeles, California,
February 27, 1997